Form of Schedule I
Performance Condition (PSU)

Performance Period: [ ]
A number of PSUs equal to a percentage of the Target Number of PSUs set forth on the Certificate of Grant will become Earned PSUs on the Determination Date based on the level of achievement of actual Adjusted Earnings per Share and ROIC during the Performance Period as set forth in the tables below with 50% of the Target Number of PSUs to be determined by achievement of actual Adjusted Earnings Per Share and 50% to be determined by achievement of actual ROIC. Achievement of actual Adjusted Earnings per Share and/or ROIC in between the performance levels set forth in the tables below will be pro-rated based on linear interpolation (and the corresponding percentages of Target Number of PSUs will become Earned PSUs). The total number of Earned PSUs hereunder, if any, will be the sum of (i) the applicable percentage of the Target Number of PSUs earned based on actual Adjusted Earnings per Share and (ii) the applicable percentage of the Target Number of PSUs earned based on actual ROIC, in each case, as set forth on the tables below:

Cumulative Target - Adjusted Earnings Per Share: $[ ]

Actual Adjusted Earnings per Share Performance Level	Percentage of 50% of Target Number of PSUs Earned (EPS Component)
less than $_____	0%
$_____	50%
$_____	100%
$____ or greater	200%

Actual ROIC During Last Fiscal Year of the Performance Period	Percentage of 50% of Target Number of PSUs Earned (ROIC Component)
less than ____%	0%
____%	50%
____%	100%
____% or greater	200%

“Adjusted Earnings per Share” means the quotient of (x) the cumulative Adjusted Net Income during the Performance Period divided by (y) Diluted Shares Outstanding.
“Average Invested Capital” means the simple average of : (a) the total outstanding debt; plus (b) stockholders equity; minus (c) net intangibles and goodwill resulting from the application of purchase accounting to the 2007 going-private transaction, as reported for the second and third fiscal year-ends of the Performance Period.
“Diluted Shares Outstanding” means [ ] shares.

“Adjusted Net Income” means net income excluding: (a) cumulative effect of a change in accounting principle, income or loss from disposed or discontinued operations and any gains or losses on disposed or discontinued operations, all as determined in accordance with United States GAAP; (b) any incremental amortization or depreciation resulting from the application of purchase accounting to the 2007 going-private transaction; (c) any significant severance or other costs related to the Company’s major restructuring efforts; (d) any significant gains, losses or settlements that impact comparability between years; (e) any gain or loss from the early extinguishment of indebtedness including any hedging obligations or other derivative instrument and any changes in the fair value of gas and diesel fuel derivatives; (f) any share based compensation expense or reversal recorded in accordance with US GAAP; (g) the effects of changes in foreign currency translation rates from such rates used in the calculation of the initial adjusted net income target; (h) the impact of material acquisitions and divestitures that impact the comparability with the target other than the acquisitions of Avendra and AmeriPride; (i) the tax impact of the above adjustments to adjusted net income which represents the tax provision or benefit associated with the adjusted income or expenses using the appropriate tax rate and (j) the impact of changes to the initial purchase accounting for Avendra and AmeriPride, as determined in accordance with U.S. GAAP.
“ROIC” means: (x) operating income for the fiscal year ending [_____________] excluding (a) the cumulative effect of a change in accounting principle, income or loss from disposed or discontinued operations and any gains or losses on disposed or discontinued operations, all as determined in accordance with United States GAAP; (b) any incremental amortization or depreciation resulting from the application of purchase accounting to the 2007 going-private transaction; (c) any severance or other costs related to the Company’s major restructuring efforts; (d) any significant gains, losses or settlements that impact comparability between years; (e) any changes in the fair value of gas and diesel fuel derivatives; (f) the effects of changes in foreign currency translation rates from such rates used in the calculation of the ROIC target; (g) the impact of material acquisitions and divestitures that impact the comparability with the target other than the acquisitions of Avendra and AmeriPride; and (h) the impact of changes to the initial purchase accounting for Avendra and AmeriPride, as determined in accordance with U.S. GAAP; divided by (y) Average Invested Capital.

Note: The performance grids and the defined terms above also remain subject to further review and modification by the Committee (and in the case of executive officers, subject to the approval of the Stock Committee) within the first 90 days of the Performance Period.